UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3101 Wilson Boulevard, Suite 700
Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

(703) 684-1125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2008, Stanley, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oberon Associates, Inc., a Virginia corporation (“Oberon”), Omaha Acquisition Corporation, a Virginia corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and certain shareholders of Oberon.  The Merger Agreement provides for the merger of Merger Sub with and into Oberon (the “Merger”), with Oberon continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will acquire all of the outstanding equity interests in Oberon for a purchase price of approximately $170 million in cash (the “Purchase Price”). The Purchase Price is subject to adjustment based on the calculation of Oberon’s net working capital and certain other adjustments as of the closing date.

Under the terms of the Merger Agreement, approximately $19 million of the Purchase Price will be placed into escrow to satisfy, among other things, potential indemnification and net working capital obligations and to satisfy potential expenses of the representative of the former Oberon shareholders.

Oberon has made customary representations and warranties in the Merger Agreement. Additionally, Oberon has agreed to certain customary covenants, including, among other items, that (i) the Board of Directors of Oberon will call a special meeting of the Oberon Shareholders to consider the Merger Agreement and the Merger (in this regard the Board has recommended that the Oberon Shareholders approve the merger), and (ii) Oberon will not solicit or encourage the initiation or submission of any inquiries, proposals or offers relating to any other acquisition, merger or other business combination transaction involving Oberon.

The Merger is subject to customary closing conditions, including, among other things, approval by Oberon’s shareholders, the absence of certain legal impediments to the consummation of the Merger and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On June 10, 2008, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 10, 2008
99.1	Press Release, dated June 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: June 10, 2008	By:	/s/ Philip O. Nolan
Philip O. Nolan
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 10, 2008
99.1	Press Release, dated June 10, 2008